Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161334) and S-8 (No. 333-67257, No. 333-00829, No. 333-19445, No. 333-42133, No. 333-130047, No. 333-143716, No. 333-149396, No. 333-149537 and No. 333-151607) of Ingersoll-Rand plc of our report dated February 26, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Charlotte, North Carolina February 26, 2010